Exhibit 99.1

OSTK 2011 Annual Stockholders Meeting

Jonathan Johnson, Mark Griffin, Joe Tabacco, Allison Abraham, Patrick Byrne, Sam Mitchell, Steve Chesnut, Clay Corbus, Steve Tryon, Sam Peterson, Bob Raybould, Glen Rollins

Jonathan Johnson:

Welcome. The appointed hour having arrived I would like to wish you good afternoon. My name’s Jonathan Johnson. I am the president and corporate secretary of Overstock.com, Inc. and at the board of directors’ request I’m serving as the chairman of today’s meeting.

On behalf of the board of directors and of management I’d like to welcome you to our 2011 annual shareholder meeting. We appreciate all of you, and particularly our owners, coming to the meeting today. It’s now 1:00 p.m. on May 4, 2011, and in accordance with the notice of the meeting I call to order the annual meeting of the stockholders, and declare the polls open for matters to be voted on by the company’s shareholder at today’s meeting.

As each shareholder entered the meeting room today you should have received an agenda for the meeting. We are going to follow that agenda. As noted in that agenda, we’re providing an opportunity for questions and discussion after the meeting’s been officially adjourned, so we’d ask that you hold your questions until that time. At that time representatives of Overstock and our independent accountants, KPMG LLP, will be available to answer questions. To preserve the order of the meeting, I’d ask you to turn off phones or other electronic devices, or at least silence them.

So before proceeding to the business of the meeting, I’d like to introduce our board of directors and corporate officers, and I’d ask them to stand as I call their names.

First Allison Abraham. Allison chairs our audit committee and has been a member, and is a member of the compensation committee and the nominating and governance committee. She’s been a director since 2002 and has been presented by the board of directors to stand for re-election to the board today.

Patrick Byrne. Patrick is the founder of the company, he’s the chairman of the board and he’s the company’s chief executive officer. Patrick is a great business partner and it’s my honor to work shoulder-to-shoulder with Patrick.

Jack Byrne. Jack is Patrick’s father and has served on the company’s board of directors at various times since 1999, including, for a period, as chairman. Jack is unable to be with us today.

Clay Corbus. Clay chairs the compensation committee and also serves on the audit committee and the nominating and corporate governance committee. And Clay’s been a member of our board since 2007. Thanks, Clay.

Joe Tabacco. Joe chairs our newly-formed nominating and corporate governance committee. He’s a member of the audit committee and the compensation committee and has also been a director since 2007.

I’d also like to introduce our owners to Sam Mitchell, who was appointed as a director on October 26th of last year, and is being presented by the company’s board of directors to stand for re-election the board today. Sam is a member of the audit committee, the compensation committee and the nominating and corporate governance committee. Sam’s also a large shareholder in the company.

I’d also like to introduce Stormy Simon. Stormy is a member of management but he’s being presented by the board of directors to stand for election to the board today. Stormy is the company’s senior vice president of marketing and customer care, has been an employee of the company since 2001, and I’m personally excited to present Stormy for election to the board.

We’re very pleased to have Allison, Sam, and Stormy on the slate for re-election today.

Officers. I’ve introduced Patrick as our CEO and chairman. Geoff Atkinson is our senior vice president of analytics, and Geoff is unable to be here today.

Steve Chesnut is senior vice president — we’re following instructions, Steve; stand when introduced — as senior vice president of finance and risk management.

Sam Peterson is our senior vice president of technology and merchandising.

Stormy I’ve already introduced as our senior vice president of customer care and marketing.

And Steve Tryon is senior vice president of supply chain and human capital management.

Sitting on the front row are also: Mark Griffin is our vice president of legal and he’s our general counsel.

Padmakiran Guttikonda is our vice president of software development.

Rob Hughes is vice president and controller of the company.

Carter Lee is vice president of information technology.

Ralph Mondeaux is vice president of website marketing.

Carroll Morale, who’s unable to be here today, is our vice president of supply chain.

Dave Nielsen is vice president and general merchandising manager.

Brian Popelka is our vice president of customer care.

And Angela Watson is vice president of analytical marketing.

Also present today, and I’d ask them to stand, are Kevin Johansen and Eric Denning of KPMG LLP, the company’s independent auditors. If questions arise during the Q&A period that are most appropriate for KPMG to answer either Kevin or Eric will be answering those.

Two more introductions: Mark Harden is the company’s treasurer and is assisting us today in the tabulation of proxies and ballots and is also serving as the inspector of election. Mark has taken the oath of inspector of elections, and that’s in the company minute book.

Mark Griffin, our general counsel, is serving as secretary of today’s meeting, and he will now provide a caution about forward-looking statements (always want to be on the legal side of things), that may be made during today’s meeting, and then report on the mailing of the notice of this meeting and the presence of a quorum.

Mark Griffin:

As we share information today to help you better understand our business, it’s important to note that we may make statements in the course of this meeting that state our intentions, hopes, beliefs, expectations or predictions of the future. These constitute forward-looking statements for the purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act.

Overstock.com’s actual results could differ materially from those projected in the forward-looking statements that may be made. We disclaim any intention or obligation to revise any forward-looking statements. Additional information concerning the factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents that we file with the SEC, including, but not limited to, our most recent report on Forms 10-K, 10-Q, and 8-K. In particular, please refer to the risk factors described in our most recent Form 10-K for the year ended December 31, 2010, which we filed on February 28th, 2011.

We are holding this meeting pursuant to the printed notice mailed on March 24th, 2011 to each stockholder of record as of March 8th, 2011. A copy of an affidavit of mailing will be included with the minutes of this meeting. A list of registered stockholders entitled to vote at this meeting has been available at Overstock.com’s headquarters for the past ten days and is available at this meeting for examination by any stockholder desiring to do so. We will file all documents concerning the call and notice of the meeting with the records of the meeting.

The count of shares present immediately prior to the commencement of the meeting indicated that 20,818,823 shares of the company’s voting shares were present in person or by proxy. This equates to 89.54% of the total outstanding voting shares of the Company as of the record date.

Jonathan Johnson:	I hereby declare a quorum present at the meeting.

The board of directors thanks all the stockholders who have returned their proxies. Most of those returned proxies authorize the persons named in the proxy to vote on the propositions coming before the meeting. Those of you that requested ballots or who would like to vote individually at the meeting should have received them when you came in; if you’d like a ballot now just let us know. But we do encourage shareholders to have their proxies stand.

The first matter for stockholder action is the election of three directors to serve until the 2014 annual meeting. I now recognize Joe Tabacco, chairman of the Nominating & Corporate Governance Committee.

Joe Tabacco:	Good afternoon. Thank you, Jonathan. The independent members of the board of directors have nominated Allison. Abraham, Samuel Mitchell and Stormy Simon for election as directors of

Overstock.com, Inc., to serve for the terms expiring on the date of the 2014 annual meeting of Overstock.com,or until their successors are duly elected and qualified. I am pleased to present these nominations.

Jonathan Johnson:	Thank you, Joe. You have heard the motion. Is there a second?

Patrick Byrne:	I second.

Jonathan Johnson:

Thank you, Patrick. With no other advance nominations having been submitted by stockholders to the company in compliance with the company’s bylaws, I declare the nominations closed and suggest that those stockholders voting in person now mark their ballots and retain them. We will collect and count the ballots after we have completed voting on all matters.

The second matter being submitted to stockholders for action is the ratification of the appointment by the audit committee of the board of directors of KPMG LLP as independent accountants of the company. I would like to call on Allison Abraham, chairwoman of the audit committee, for the recommendation of the audit committee and the board of directors in this regard.

Allison Abraham:

Thank you. The audit committee has the responsibility of recommending the auditors to be appointed by the board of directors. This committee consists of directors who are independent of corporate management. It has the direct access to both the outside auditors and employees of the company who assist with audit functions.

The audit committee has selected KPMG LLP as the company’s independent registered public accounting firm for 2011. I move the ratification of the appointment of KPMG to audit the financial statements and the internal control over financial reporting of the Company and its subsidiaries for the year 2011.

Jonathan Johnson:	Thank you, Allison. You have heard the motion. Is there a second?

Steve Chesnut:	I second that.

Jonathan Johnson:	Thank you, Steve. I suggest that the stockholders voting in person now mark their ballots.

The third matter being submitted to stockholders for action is an advisory vote on executive compensation. I would like to call upon

Clay Corbus, Chairman of the Compensation Committee, for the recommendation of the Board of Directors in this regard.

Clay Corbus:

Thank you, Jonathan. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we asked our stockholders to indicate their support for the compensation of our executive officers as described in the 2011 proxy statement. I move the approval, on an advisory basis, of the compensation of our executive officers as disclosed in the 2011 proxy statement.

Jonathan Johnson:	Thank you, Clay. You have heard the motion. Is there a second?

Steve Tryon:	I second that.

Jonathan Johnson:	Thank you, Steve. I suggest stockholders voting in person now mark their ballots.

The last matter being submitted for action is an advisory vote on the frequency of the advisory vote on executive compensation. I would like to call upon Sam Mitchell for the recommendation of the board of directors in this regard

Sam Mitchell:

Thank you, Jonathan. Pursuant to the Dodd-Frank Act, we asked our stockholders to indicate, on an advisory basis, how frequently we should seek an advisory vote on the compensation of our executive officers, such as the proposal that was just voted on, and as disclosed in our proxy statements. I move that the resolution set forth in the proxy statement regarding the frequency of the advisory vote be adopted. The board has recommended that the vote be held once every three years. In this advisory vote, stockholders may vote to hold the advisory vote once every one year — once every year, two years or three years, or they may abstain from voting. The number that receives the highest number of votes will be the stockholders’ recommendation on the frequency of the advisory vote to approve executive compensation.

Jonathan Johnson:	Thank you, Sam. You have heard the motion, is there a second?

Sam Peterson:	I second.

Jonathan Johnson:	Thank you, Sam. I suggest that those stockholders voting in person now mark their ballots.

That being the final matter for action by the stockholders we will collect and count the ballots. If there’s anyone who’s voting in person please stand so we can collect and get your ballots submitted.

Okay, the secretary of the meeting will now report the results of the balloting.

Mark Griffin:

Thank you. We have counted the ballots and confirm that a plurality of the voting shares of the company represented at this meeting has been voted for the election of the directors named in the proxy statement: Allison H. Abraham, Samuel A. Mitchell and Stormy D. Simon, for terms expiring on the date of the annual meeting in 2014 or continuing until their respective successors are duly elected and qualified. And a majority of the voting shares of the company represented at this meeting has been voted in favor of the ratification of the appointment of KPMG LLP to audit the financial statements and internal control over financial reporting of the company and its subsidiaries in the year 2011.

We can also confirm that the stockholders have approved, on an advisory basis, the compensation of the company’s executive officers, and that the stockholders have recommended that the company hold a vote to approve the compensation of the company’s executive officers once every three years.

Jonathan Johnson:

Thank you, Mark. I hereby declare that the stockholders of Overstock.com, Inc. have duly elected the nominees for the directors named in the proxy statement: Allison Abraham, Samuel Mitchell and Stormy Simon, and have duly ratified the appointment of KPMG LLP to audit the financial statements and internal controls over financial reporting of the company and its subsidiaries for the year 2011. I also declare that the stockholders of the company have approved, on an advisory basis, the compensation of the company’s executive officers as disclosed in the 2011 proxy statement, and that the frequency with which the company is to hold a vote to approve the compensation of the company’s executive officers is every three years.

Allison, Sam and Stormy congratulations on your election to the board.

There being no other official business, this concludes our meeting. I again thank the shareholders who attended the meeting as well as those who submitted their proxies but were not able to attend. The meeting is now officially adjourned.

So we’ve now come to the part of the agenda provided for general questions and discussion. A little bit of logistics here. Before we go to questions I’d just like people, if they have a question, to raise their hand. We’ll bring a mic. We will then ask you to stand, state your name, and indicate whether you are a shareholder of the company and proceed with your question.

We’re going to limit questions to two minutes per question, and once you’ve asked the question sit down. We will allow for follow-up questions.

Before we open it up I’d like to note three questions that we’ve had submitted by email and ask — we’ll read these and ask Patrick to answer the first.

The first question is: “Bonuses have not been paid in two of the last three years to senior executives, which seems to suggest that performance goals are not consistently being met. Please speak candidly about what senior management is doing and what needs improvement. And then, we think Stormy has done a first-rate job with turning customers into fans over the last several years. She is a solid addition to the board.”

So a question and a statement, and you can comment on both of those. Patrick?

Patrick Byrne:	Okay. And how about the other questions?

Jonathan Johnson:

Well the second question is: “As someone who is grounded in the value investing principles of Buffett and Graham how do you explain the prolonged, multiyear disconnect between Overstock.com’s business value and market value?” So why don’t we do those two first?

Patrick Byrne:	Okay. [Off mic conversation]. First congratulations, Stormy, on joining the board.

The bonus question I will of course speak candidly to. Our executives — it isn’t that I determined that they did not deserve a bonus, it’s that in two out of the three trailing years they’ve come and not only volunteered they’ve essentially insisted, “Don’t pay us a bonus,” so as to increase the bonus pool for the general employees. So it’s really been at their impetus, their suggestion and request and the board has approved it.

So that’s why you have not seen a bonus two out of the last three years. It certainly is not a judgment on my evaluation of their work, and in fact I think that that just says a lot about the type of leadership we have here.

Value investing and the disconnect. Well, as I’m sure you may have heard there’s — I think that there was, at least for some years, a disconnect between our intrinsic value and our market value as a function of manipulative activity by a couple — do you want to expand on that?

Jonathan Johnson:	We have a suit pending against Goldman Sachs, Merrill Lynch and Bank of America. And we received a healthy settlement last year from seven other investment banks that we had sued as well.

Patrick Byrne:	We’ve cleared the decks, and have the main event coming in December. By the way, our case against Merrill and Goldman is due to be tried in December of this year.

So I think that was a real factor for some of those years, but in general truth is we don’t really pay, like good value investors, we don’t pay much attention to the market value here; we just are focusing on the intrinsic value and assume that someday the market value will take care of itself.

In the short run the market’s a voting machine; in the long run it’s a scale.

Sam Mitchell, do you have any additional comment on that?

Sam Mitchell:	You covered it well.

Patrick Byrne:	Well, Sam’s a — and then the third question —

Jonathan Johnson:

Let me read the third question that was addressed to our board regarding capital allocation. It says: “We disagree with management’s response regarding share buybacks during the last conference call. We recognize there is 24 million in convertible debt that comes due later this year, and we understand your pessimistic view on the macro-environment. However, the suitability of buying stock back is not a function of your views of the macro-environment. Negative views on the economy should not stop you from making intelligent decisions, those that create long-term wealth with excess capital reinvest in the business, hire employees, buy back stock when appropriate, etc.

“Our view is that Overstock sells at a substantial discount to fair value irrespective of what the economy does, and that doing a buyback at these prices strengthens the shareholder base and creates substantial low-risk value for long-term shareholders when market prices better reflect business value. Furthermore we feel the balance sheet is more than sufficient to execute this today.”

Patrick Byrne:

I would agree with — I agree with everything, with the sentiment there, except for the last, and that is that the balance sheet is more than sufficient to do the buyback. I think it probably is; it almost certainly is, but this is really a margin of safety question. We want to keep some margin of safety; we do have to pay off $24 million dollars in the fall.

And here is where I don’t completely agree with the idea that you can’t look at the macro economy. If I think there’s a non-negligible chance of a real downturn I think that I’ve got a duty; I don’t want to get our balance sheet upside-down. I want to make sure we have enough cash, and yeah, I’d love to buy in three or four million shares now at this price, but I don’t think it’s prudent for us to use our cash that way, at least until we get through — into the fourth quarter, and we’re sure that we have enough to pay off the debt. So it really is just a matter of prudence, although I agree that I’m attracted at these prices; we’ve been considering debt, if we could issue straight debt, to this purpose, issuing straight debt and using the proceeds to buy in stock. But so far we haven’t found debt at an attractive price.

Jonathan Johnson:	Should we ask for Sam’s comments?

Patrick Byrne:	Please. As a big shareholder, why don’t you?

Sam Mitchell:

I second what Patrick says, and I also want to add one other point, which is whether or not we get the turbulence that we think is a possibility, there occasionally come up terrific opportunities where we have to act fast and we have to have cash, and that cash sitting on our balance sheet gives us tremendous optionality. I obviously can’t tell you where the opportunity is; I don’t know. But I do know they come up.

And so when the board is always, and management, thinking about allocation of intellectual and financial capital we’d like to have some dry powder to take advantage of things that come up right away. And quite often you get quite a nice price break on a really good deal if you’ve got the capital and you can say, “Look, we’ll write you a check.” So that’s in addition to the much revered margin of safety concept which I think is the foundation of prudent investing and prudent management.

Patrick Byrne:	Any other — want to add anything to that? Okay, floor’s open for other questions. Sir? Bob Raybould.

Bob Raybould:

I believe you mentioned in our last quarterly conference call that the earnings were growing nicely. And I think one of the things that may affect the stock price is that the legal settlements really obscure what’s happening at the earnings of the company; they’ve gone from two like to nine; I mean that’s fourfold increase, where including the legal settlements that obscures that kind of increase and what’s happening. Can you comment on that?

Patrick Byrne:	Well to tell you the truth I don’t pay — I don’t think I could pay less attention to how — I don’t know how the market’s interpreting things. I don’t —

Bob Raybould:	I was commenting on the earnings.

Patrick Byrne:

Well I feel — outside of the earnings growth, even set aside, you know, the legal settlements. Also don’t forget that there are legal costs that are showing up there too. But yeah, we have nice — it puts us in strategically a much different position to be having made $8 million and $14 million GAAP and setting aside the settlement still sort of staying very nice $2 to $9 million growth; it puts us in a different position strategically and I’m all in favor of that. But then going beyond that to how the market is interpreting and what — I don’t know if that’s really the numbers that they look at. Some of them look at EBITDA, some of them — who knows what they’re looking at. But I’m really not paying attention. We’re focusing — we’re always focusing on the intrinsic value of the business.

Other questions?

Bob Raybould:	I’m just saying you’ve done a nice job with the earnings, the way they’re going is what I’m trying to say not very effectively.

Patrick Byrne:

Well thank you. I’ve got a fine horse under me; it’s not me, it’s my colleagues, and I’m along for the ride. But they’ve built a nice business with good earnings growth. And you know, the truth is as I think indicated in the phone call, we could tighten our belt and try to maximize that for the short run, for the one-year run and the two-year run; we’re building for the medium term here. Glen?

Glen Rollins:

Glen Rollins, shareholder. First I want to thank the leadership for all they’ve done to improve the intrinsic value and think like owners. Patrick, my question is about the technology investments and how you think about that and how that relates to the contribution margin or nectar. It’s not really true overhead, and as you’re making those decisions to open the centers and add people and thinking about the payoff there and the contribution margin, how that all works in your head.

Patrick Byrne:

Well at this point our contribution, as we measure it, as our contribution dollars, as we measure it internally, I think it’s a little bit off GAAP, it was $150 million. And is that — how is it measured on GAAP basis?

Steve Chesnut:	gross margin minus earnings.

Patrick Byrne:	But is it $150 million? What is it?

Steve Chesnut:	Slightly less than that — yeah, slightly less than that.

Patrick Byrne:

On a GAAP basis? Okay. We sort of have a slightly different score-card internally. And my — everything we’re doing here is about growing that number; it’s really not about the topline growth; it’s about we think there are opportunities to grow that number substantially but it may be in ways, maybe with some businesses that are smaller in revenue but high margin businesses.

So anyway what we’re focusing is on growing that number. And it seems that the tech investments we have to make, while real, are small in comparison to that. If we can keep that number growing, even at a mid-teens clip for the next couple years it’ll be — the addition to our bottom line will far exceed any of the tech enhancements we have to make.

And we’ve really gotten from, I’d say behind the power curve, where we were having to choose between innovation and building and enhancing and fixing, and yeah, there were some glitches some years ago that we’ve had to spend a lot of our energy on fixing, to we really got to the point where we can innovate; we have good teams and we have a good system that we — there’s all kinds of things that actually go on under the hood that you might not see; unless you study our site very carefully you might not see what is going on there. And I think we’ve actually sort of broken through in the sense of being able to innovate and keep it organized.

So to me in the medium term the increases in tech expenses should be offset largely — I mean not largely — by sort of a factor of two to one or more by the increases in the contribution. And that’s actually about what we’re looking at. We might not achieve it this year but that would be sort of a good long-term plan and that’s a ratio we’d use.

So if you just assume that our tech expenses, including our — sorry, our corporate G&A were to increase over time at half the rate of our top — I’m sorry, of our contribution dollars. And then you say, well if we can achieve growth in our contribution dollars even of the industry growth plus 500 basis points or something, you see a really nice bottom line emerge. So that’s how we think about it: about a ratio of two to one. Thank you.

Other questions? Jonathan, you’re chairing the meeting.

Jonathan Johnson:

I’m going to chair it. I have a faux pas I have to admit, and I’m hoping a round of golf gets me out of it with him. I forgot to interview — I forgot to introduce Peter Maughan as our vice president of analytics. So Peter, I am sorry. I owe you.

Thanks for coming. That’s our meeting. We’re glad that you are owners. We’re working hard for you and we’ll continue to do that in 2011. And with that, Q&A portion of the meeting is adjourned. Thanks.

[Applause]

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